Exhibit 99.1

Tourmaline Bio Reports First Quarter 2024 Financial Results and Recent Business Highlights

– Initiated Phase 2 TRANQUILITY trial in April 2024 following U.S. FDA clearance of Investigational New Drug application (IND) for clinical development program in Atherosclerotic Cardiovascular Disease (ASCVD) –

– Expanded Thyroid Eye Disease (TED) clinical development plan, including accelerating the planned initiation of a pivotal Phase 3 trial into 2024 –

– Completed underwritten follow-on public offering in January 2024, raising gross proceeds of $172.5 million –

– Ended the quarter with $350.3 million of cash, cash equivalents and investments, providing cash runway into 2027 –

New York, NY – May 13, 2024 – Tourmaline Bio, Inc. (Tourmaline) (NASDAQ: TRML), a late-stage clinical biotechnology company developing transformative medicines to dramatically improve the lives of patients with life-altering immune and inflammatory diseases, today announced its financial results for the first quarter ended March 31, 2024 and outlined recent business highlights.
“During the first quarter of 2024, we continued to execute on our two strategic paths for TOUR006, including the initiation of our Phase 2 TRANQUILITY trial in patients with elevated high-sensitivity C-reactive protein (hs-CRP) and chronic kidney disease (CKD). We believe TOUR006 offers multiple pipelines in a single product with the potential to address significant unmet medical needs in TED, ASCVD, and other autoantibody and inflammation-driven diseases,” said Sandeep Kulkarni, MD, Co-Founder and Chief Executive Officer of Tourmaline. “We are excited about the ongoing progress of our clinical programs as well as the opportunity to expand into additional indications in 2024 and beyond.”
Clinical Highlights and Upcoming Milestones:
Tourmaline is currently pursuing the development of TOUR006 in two areas of high unmet need: FcRn+ and cardiovascular inflammation.
FcRn+
•Tourmaline believes that TOUR006, a long-acting, fully-human, anti-IL-6 monoclonal antibody, can potentially deliver substantial therapeutic benefit to address a wide range of autoantibody-driven disorders, including by providing a more durable response and patient-friendly administration compared to therapies currently on the market or in clinical development.
•The pivotal spiriTED Phase 2b trial in TED is currently enrolling, and Tourmaline expects topline data in 2025.
•Tourmaline plans to initiate a pivotal Phase 3 trial evaluating TOUR006 delivered subcutaneously every 8 weeks as first-line treatment for TED in the second half of 2024, with topline data expected in 2026.
Cardiovascular Inflammation
•In 2023, Tourmaline reached alignment with the U.S. Food and Drug Administration (FDA) on the clinical development program of TOUR006 in ASCVD, and Tourmaline received clearance for the related IND in March 2024.

•In April 2024, Tourmaline initiated the Phase 2 TRANQUILITY trial, which evaluates quarterly subcutaneous dosing of TOUR006 in patients with elevated hs-CRP and CKD. Topline data from this trial are expected in the first half of 2025.
•If successful, results from the Phase 2 TRANQUILITY trial are expected to position Tourmaline to be Phase 3-ready in 2025 for TOUR006 in cardiovascular disease.
Other Corporate Highlights:
•In January 2024, Tourmaline completed an underwritten follow-on public offering of its common stock, which included the full exercise of the underwriters' option to purchase additional shares, resulting in gross proceeds of $172.5 million. Net proceeds were $161.3 million after deducting underwriting discounts and offering expenses.
First Quarter 2024 Financial Results:
Cash Position
•Cash, cash equivalents and investments were $350.3 million as of March 31, 2024, as compared to $203.0 million as of December 31, 2023. Tourmaline anticipates that its current cash, cash equivalents and investments will provide cash runway into 2027, funding key TOUR006 data readouts in TED and cardiovascular disease and the opportunity to expand development efforts into additional indications.
Research and Development Expenses
•Research and development expenses were $11.4 million for the first quarter of 2024, as compared to $6.1 million for the first quarter of 2023.
•The increase in research and development expenses was primarily driven by employee compensation costs attributable to increased headcount and clinical trial costs related to the spiriTED and TRANQUILITY trials.
General and Administrative Expenses
•General and administrative expenses were $6.1 million for the first quarter of 2024, as compared to $1.4 million for the first quarter of 2023.
•The increase in general and administrative expenses was primarily driven by employee compensation costs attributable to increased headcount, increased consulting expenses, including recruiting, commercial planning and other services, and increased professional service fees.
Net Loss
•Net loss was $13.3 million for the first quarter of 2024 and $7.5 million for the first quarter of 2023, resulting in basic and diluted net loss per share of $0.55 and $8.28, respectively.
•The increase in net loss was attributable to increased operating expenses and the overall growth of Tourmaline throughout 2023 and into 2024. The decrease in net loss per share was attributable to the issuance of additional shares of common stock in conjunction with the reverse merger and private placement that were completed in October 2023 as well as the January 2024 underwritten follow-on public offering.

About Tourmaline Bio:
Tourmaline is a late-stage clinical biotechnology company driven by its mission to develop transformative medicines that dramatically improve the lives of patients with life-altering immune and inflammatory diseases. Tourmaline’s lead asset is TOUR006.
About TOUR006:
TOUR006 is a long-acting, fully-human, anti-IL-6 monoclonal antibody with best-in-class potential and differentiated properties including a naturally long half-life, low immunogenicity, and high binding affinity to IL-6. TOUR006 has been previously studied in 448 participants, including patients with autoimmune disorders, across six completed clinical trials. Tourmaline is developing TOUR006 in TED and ASCVD as its first two indications, with additional diseases under consideration.
Cautionary Note Regarding Forward-Looking Statements:
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “believe,” “designed to,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on Tourmaline’s current beliefs and expectations. These forward-looking statements include expectations regarding the development and potential therapeutic benefits of TOUR006; the timing of initiation, progress and results of Tourmaline’s current and future clinical trials for TOUR006, including reporting of data therefrom; the timing and potential of preclinical research and development activities; market opportunities; the timing and potential to expand TOUR006 into additional indications; and Tourmaline’s anticipated cash runway. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the development of therapeutic product candidates, such as the risk that any one or more of Tourmaline’s current or future product candidates will not be successfully developed or commercialized; the risk of delay or cessation of any planned clinical trials of Tourmaline’s current or future product candidates; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Tourmaline’s current or future product candidates; the risk that Tourmaline’s current or future product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that Tourmaline anticipates; risks regarding the accuracy of Tourmaline’s estimates of expenses, capital requirements and needs for additional financing; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; unexpected litigation or other disputes; the impacts of macroeconomic conditions Tourmaline’s business, clinical trials and financial position; and other risks and uncertainties that are described in Tourmaline’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on or about May 13, 2024 and other filings that Tourmaline makes with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to Tourmaline as of the date hereof, and Tourmaline assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Tourmaline Bio, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$11,376	$6,137
General and administrative	6,141	1,365
Total operating expenses	17,517	7,502
Loss from operations	(17,517)	(7,502)
Other income, net	4,206	—
Net loss	$(13,311)	$(7,502)
Net loss per share, basic and diluted	$(0.55)	$(8.28)
Weighted-average common shares outstanding, basic and diluted	24,082	906

Tourmaline Bio, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	March 31,	December 31,
	2024	2023
Cash, cash equivalents and investments	$350,296	$202,951
Working capital	$295,272	$203,872
Total assets	$359,169	$210,295
Total stockholders’ equity	$354,139	$205,042

Media Contact:
Scient PR
Sarah Mishek
SMishek@ScientPR.com

Investor Contact:
Meru Advisors
Lee M. Stern
lstern@meruadvisors.com